                                                                   Exhibit 99.2

                             RUSH ENTERPRISES, INC.


                   PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Rush Enterprises, Inc. (Rush), of certain assets of the John Deere Construction Equipment Division - Houston, Texas (the Business), of C. Jim Stewart & Stevenson, Inc. (CJS&S), using the purchase method of accounting, and are based on estimates and assumptions set forth below and in the notes to such statements. The Business represented an insignificant component of CJS&S consolidated revenues and was not a separate legal entity for which full audited financial statements were prepared. These pro forma condensed consolidated financial statements are based upon the historical financial statements of Rush adjusted to give effect to the acquisition on October 6, 1997.

The financial information of Rush is based upon its audited consolidated financial statements for the year ended December 31, 1996, and its unaudited consolidated financial statements as of and for the six-month period ended June 30, 1997. An audited statement of assets to be acquired and liabilities to be assumed as of January 31, 1997, and audited statements of revenues and direct operating expenses for the year ended January 31, 1997, of the Business are included herein (as Exhibit 99.1). The financial information of the Business is based upon the audited statement of revenues and direct operating expenses for the year ended January 31, 1997, described above, the unaudited statement of revenues and direct operating expenses of the Business for the six-month period ended July 31, 1997, and its assets acquired and liabilities assumed as of October 6, 1997 (date of transaction).

The unaudited pro forma condensed consolidated statements of operations for the year ended January 31, 1997, and the six-month period ended July 31, 1997, have been prepared on the assumption that the transaction had occurred on January 1, 1996. The unaudited pro forma condensed consolidated balance sheet has been prepared on the assumption that the transaction had occurred as of Rush's latest interim balance sheet, June 30, 1997.

The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deemed appropriate. Final purchase accounting adjustments will be made on the basis of appraisals and evaluations and, therefore, may differ from the pro forma adjustments presented herein. The unaudited pro forma final information does not profess to represent Rush's results of operations or financial position had the above transaction, in fact, occurred on these dates, or project the combined Company's financial position or results of operations for any future date or period. The pro forma condensed consolidated financial statements should be read in conjunction with Rush's consolidated historical financial statements and notes thereto, contained in Rush's Annual Report on Form 10-K and Rush's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. The Company's future historical financial statements will reflect the acquisition of the Business as of October 6, 1997.

                    RUSH ENTERPRISES, INC., AND SUBSIDIARIES


                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)

                                 (In Thousands)




                                                                     CJS&S
                                                      Rush        Construction
                                                  Enterprises,     Equipment
                                                     Inc.,         Division,
                                                    June 30,       October 6,       Pro Forma        Total
                                                      1997            1997        Adjustments(1)   Pro Forma
                                                  ------------    ------------    --------------   ---------

                                   ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                       $   15,142      $       --      $   (4,000)(A)  $ 11,142
   Accounts receivable, net                            18,169              --              --        18,169
   Inventories                                         34,551          21,271              --        55,822
   Prepaid expenses and other                             579              --              --           579
                                                   ----------      ----------      ----------      --------
       Total current assets                            68,441          21,271          (4,000)       85,712
PROPERTY AND EQUIPMENT, net                            25,219           4,409             200 (B)    29,828
OTHER ASSETS, net                                       8,934              --           4,375 (C)    13,309
                                                   ----------      ----------      ----------      --------
       Total assets                                $  102,594      $   25,680      $      575      $128,849
                                                   ==========      ==========      ==========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Floor plan notes payable                        $   32,809      $       --      $   21,074 (A)  $ 53,883
   Current maturities of long-term debt                 7,471              --             205 (A)     7,676
   Advances outstanding under lines of credit              20              --              --            20
   Trade accounts payable                               6,053              --              --         6,053
   Accrued expenses                                     4,658              39              --         4,697
                                                   ----------      ----------      ----------      --------
       Total current liabilities                       51,011              39          21,279        72,329
DEFERRED INCOME TAX LIABILITY, net                      1,122              --              --         1,122
LONG-TERM DEBT, net of current maturities              11,987              --           4,937 (A)    16,924
SHAREHOLDERS' EQUITY                                   38,474              --              --        38,474
                                                   ----------      ----------      ----------      --------
       Total liabilities and shareholders' equity  $  102,594      $       39      $   26,216      $128,849
                                                   ==========      ==========      ==========      ========



See accompanying notes to pro forma unaudited consolidated financial statements.

                    RUSH ENTERPRISES, INC., AND SUBSIDIARIES


             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

             (In Thousands, Except Earnings Per Share - Unaudited)



                                                                                 CJS&S
                                                                   Rush      Construction
                                                               Enterprises,    Equipment
                                                                   Inc.,       Division,
                                                                Year Ended    Year Ended
                                                               December 31,   January 31,     Pro Forma         Total
                                                                   1996          1997       Adjustments(1)    Pro Forma
                                                               ------------  ------------   --------------    ---------
                                                                 (Audited)
REVENUES                                                         $343,661      $ 24,945       $     --         $368,606
COST OF PRODUCTS SOLD                                             289,143        20,366             --          309,509
                                                                 --------      --------       --------         --------
GROSS PROFIT                                                       54,518         4,579             --           59,097
SELLING, GENERAL AND ADMINISTRATIVE                                40,552         5,156             --           45,708
DEPRECIATION AND AMORTIZATION                                       2,416           179            146  (C)       2,741
                                                                 --------      --------       --------         --------
OPERATING INCOME                                                   11,550          (756)          (146)          10,648
INTEREST EXPENSE                                                    3,053            --          1,922  (D)       4,975
                                                                 --------      --------       --------         --------
INCOME BEFORE INCOME TAXES                                          8,497          (756)        (2,068)           5,673
PROVISION FOR INCOME TAXES                                          2,295            --         (1,073) (E)       1,222
                                                                 --------      --------       --------         --------
NET INCOME                                                       $  6,202      $   (756)      $   (995)        $  4,451
                                                                 ========      ========       ========         ========

EARNINGS PER SHARE:
   Pro forma data (Note 2)-
     Income from continuing operations before income taxes       $  8,497                                      $  5,673
     Pro forma adjustments to reflect federal and state
          income taxes                                              3,229                                         2,886
                                                                 --------                                      --------
     Pro forma income from continuing operations after
          provision for income taxes                             $  5,268                                      $  2,787
                                                                 ========                                      ========
     Pro forma income from continuing operations per share       $    .94                                      $    .50
                                                                 ========                                      ========
     Weighted-average shares outstanding used in the pro
          forma income from continuing operations per share
          calculation                                               5,590                                         5,590
                                                                 ========                                      ========



See accompanying notes to pro forma unaudited consolidated financial statements.

                    RUSH ENTERPRISES, INC., AND SUBSIDIARIES


             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

             (In Thousands, Except Earnings Per Share - Unaudited)



                                                               CJS&S
                                                 Rush       Construction
                                             Enterprises,     Equipment
                                                Inc.,        Division,
                                              Year Ended     Year Ended
                                               June 30,       July 31,      Pro Forma         Total
                                                 1996           1997      Adjustments(1)    Pro Forma
                                             ------------   ------------  --------------    ---------
REVENUES                                      $ 178,684      $  18,854      $      --       $ 197,538

COST OF PRODUCTS SOLD                           151,044         14,884             --         165,928
                                              ---------      ---------      ---------       ---------

GROSS PROFIT                                     27,640          3,970             --          31,610

SELLING, GENERAL AND ADMINISTRATIVE              22,500          2,955             --          25,455

DEPRECIATION AND AMORTIZATION                     1,343            104             73  (C)      1,520
                                              ---------      ---------      ---------       ---------

OPERATING INCOME                                  3,797            911            (73)          4,635

INTEREST EXPENSE                                    923             --            961  (D)      1,884
                                              ---------      ---------      ---------       ---------

INCOME BEFORE INCOME TAXES                        2,874            911         (1,034)          2,751

PROVISION FOR INCOME TAXES                        1,092             --            (47) (E)      1,045
                                              ---------      ---------      ---------       ---------

NET INCOME                                    $   1,782      $     911      $    (987)      $   1,706
                                              =========      =========      =========       =========

EARNINGS PER SHARE                            $     .27                                     $     .26
                                              =========                                     =========

WEIGHTED-AVERAGE SHARES OUTSTANDING               6,644                                         6,644
                                              =========                                     =========



See accompanying notes to pro forma unaudited consolidated financial statements.

                             RUSH ENTERPRISES, INC.


         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (In Thousands)

                                  (Unaudited)



1. Pro forma adjustments related to the acquisition of C. Jim Stewart & Stevenson John Deere Construction Equipment Division (the Business):

     A. These adjustments reflect the consideration paid for the business, which consisted of approximately $4,000 in cash, $15,968 in floor plan financing of inventory at 7.5% interest due on December 31, 1997, $5,106 in non-interest bearing floor plan financing, $2,062 promissory note at 7% interest due in October 2002 and $3,080 real estate note at 7.8% interest due in October 2112.

     B.  To increase property and equipment to an estimated fair value.

     C. Record the goodwill associated with the acquisition of the Business along with the related amortization of goodwill over its estimated useful life of 30 years.

     D. Record the interest effect of the borrowings associated with the acquisition of the Business.

     E. Provide for federal and state income tax expense at an effective tax rate of 38 percent as if the Business had been taxed as a C corporation for the year ended January 31, 1997, and the six-month period ended July 31, 1997.

2. Pro forma income from continuing operations and pro forma income from continuing operations per share have been determined assuming that the Company had been taxed as a C corporation for federal and certain state income tax purposes since January 1, 1996.

     Pro forma income from continuing operations per share had been computed using the weighted-average number of common shares outstanding of the Company. Weighted-average common shares for all periods presented prior to the Company's initial public offering have been increased by 547,400 shares to reflect the number of shares that would have to have been sold at the offering price per share to repay an approximate $6,000,000 distribution of undistributed S corporation earnings.